EXHIBIT 3.2

                                    BYLAWS
                                      OF
                             CREE RESEARCH, INC.
                      (as amended through May 28, 1999)


                                  ARTICLE I
                                   OFFICES

     1. Principal Office. The principal office of the Corporation shall be located in Durham County, North Carolina or such other place as is designated by the Board of Directors.

     2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

     3. Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.


                                  ARTICLE II
                           MEETINGS OF SHAREHOLDERS

     1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

     2. Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation at ten o'clock (10:00) a.m., on the first Tuesday in October of each year if not a legal holiday, and if such, the next secular day following, for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting close.

     3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of paragraph 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     4. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors of the Corporation or by the Chairman.

     5. Notice of Meetings.

      (a) Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than fifty (50) days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation, with postage thereon prepaid.

      (b) In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

      (c) When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

     6. Voting Lists. At least ten (10) days before each meeting of shareholders the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

     7. Quorum.

      (a) Unless otherwise provided by law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

      (b) The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient shareholders to leave less than a quorum.

     8. Voting of Shares

      (a) Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

      (b) Except in the election of Directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders, duly held and at which a quorum is present, shall be the act of the shareholders on that matter, unless the vote by a greater number is required by law or by the charter or Bylaws of the Corporation.

      (c) Voting on all matters except the election of Directors shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

     9. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven
(11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy, whether or not designated as irrevocable, shall be valid after ten (10) years from the date of its execution, unless renewed or extended at any time before its expiration for not more than ten (10) years from the date of such renewal or extension.

      10. Notice of Shareholder Business and Nominations.

      (a)   Annual Meetings of Shareholders.

      (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (a) pursuant to the notice of meeting pursuant to Article II, Section 5 of these Bylaws; (b) by or at the direction of the Board of Directors; or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw (Article II, Section 10), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

     (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a)(i) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th calendar day nor earlier than the close of business on the 90th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th calendar day prior to such annual meeting and not later than the close of business on the later of the 60th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

      (b)   Special Meetings of Shareholders.

      (i) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting under Article II, Section 5 of these Bylaws. If directors are to be elected at a special meeting of shareholders pursuant to the notice of meeting, nominations of persons for election to the Board of Directors at such meeting may be made (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

      (ii) In the event a special meeting of shareholders is called for the purpose of electing one or more directors to the Board of Directors, any shareholder may, pursuant to clause (b) above, nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder shall have delivered notice containing the information specified in paragraph (a)(ii) of this Bylaw to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th calendar day prior to such special meeting and not later than the close of business on the later of the 60th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

      (c)   General.

      (i) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

      (ii) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (iii) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      11. Informal Action by Shareholders. Any action which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation to be kept in the Corporate Minute Book, whether done before or after the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.


                                 ARTICLE III
                                  DIRECTORS

     1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such committees as the Board may establish pursuant to these Bylaws.

     2. Number, Term and Qualification. The number of Directors of the Corporation shall be not less than three (3), the exact number of which shall be determined from time to time by resolution of the shareholders. Each Director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

     3. Election of Directors. Except as provided in paragraph 6 of this Article III, the Directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of Directors shall be by ballot.

     4. Cumulative Voting. At each election for Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares standing of record in his name for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for Directors starts, his intention so to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of shares present in person and by proxy and shall thereupon grant a recess of not less than one hour nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

     5. Removal. Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors; provided, however, unless the entire Board is removed, an individual Director may not be removed if the number of shares voting against the removal would be sufficient to elect a Director if such shares were voted cumulatively at an annual election. If any Directors are so removed, new Directors may be elected at the same meeting.

     6. Vacancies. A vacancy occurring in the Board of Directors, including a vacancy created by an increase in the authorized number of Directors approved by the shareholders in accordance with these Bylaws, may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

     7. Chairman. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board. The Chairman shall serve as an officer of the Corporation as provided in Article V and shall preside at all meetings of the shareholders and of the Board of Directors and perform such other duties as may be directed by the Board of Directors.

     8. Compensation. The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by Directors in attending regular and special meetings of the Board.

      9.  Executive and Other Committees.

      (a) The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors, except no such committee shall have authority as to the following matters:

            (i) The dissolution, merger or consolidation of the Corporation; or the sale, lease or exchange of all or substantially all of the property of the Corporation.

            (ii) The designation of any such committee or the filling of vacancies in the Board of Directors or on any such committee.

            (iii) The fixing of compensation of the Directors for serving on the Board or on any such committee.

            (iv) The  amendment  or repeal  of the  Bylaws  or  adoption  of new
Bylaws.

            (v) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

      (b) Any such committee, or any member thereof, may be discharged or removed by action of the majority of the Board of Directors. Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors.


                                  ARTICLE IV
                            MEETINGS OF DIRECTORS

     1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

     2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if one has been duly elected, the President or any two Directors. Such meetings may be held either within or without the State of North Carolina.

      3.    Notice of Meetings.

      (a) The Secretary shall give notice, at least two days before the meeting, by any usual means of communication of any regular meeting of the Board of Directors.

      (b) The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice or waiver of notice shall specify the business to be transacted at, or the purpose of, the meeting that is called. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten
(10) days in any one adjournment.

      (c) Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     4. Quorum. A majority of the Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

      5.    Manner of Acting.

      (a) Except as otherwise provided in Paragraph 5, the act of a majority of the Directors then in office shall be the act of the Board of Directors, unless a greater number is required by law, the charter of the Corporation, or a Bylaw adopted by the shareholders.

      (b) The vote of a majority of the number of Directors then in office shall be required to adopt a resolution constituting an Executive Committee or other committee of the Board. The vote of a majority of the Directors then holding office shall be required to adopt, amend or repeal a Bylaw, or to adopt a resolution dissolving the Corporation without action by the shareholders, in circumstances authorized by law. Vacancies in the Board of Directors may be filled as provided in paragraph 6 of Article III of these Bylaws.

     6. Informal Action by Directors. Action taken by the Directors or members of a committee of the Board of Directors without a meeting is nevertheless Board or committee action if written consent to the action in question is signed by all of the Directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee, whether done before or after the action so taken.

     7. Attendance by Telephone. Any one or more Directors or members of a committee may participate in a meeting of the Board or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in the meeting shall be deemed presence in person at such meeting.


                                  ARTICLE V
                                   OFFICERS

     1. Officers. The officers of the Corporation shall consist of a Chairman, a President, a Secretary, a Treasurer and such other officers (including, without limitation, one or more Executive Vice

Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as may from time to time be appointed in accordance with these Bylaws. The Chairman shall be chosen from among the directors.

     2. Appointment and Term. The Chairman, the President and any Executive Vice Presidents shall be appointed by the Board of Directors. Other officers may be appointed either by the Board of Directors or by the Chairman. The Board of Directors may appoint officers at any regular meeting or at any special meeting called for such purpose. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor is appointed and qualifies.

     3. Removal. Any officer or other agent appointed by the Board of Directors may be removed by the Board, with or without cause, and any officer or other agent appointed by the Chairman may be removed either by the Board or by the Chairman, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4. Chairman. The Chairman shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, he shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities. He may sign certificates for shares of capital stock of the Corporation and may agree upon and execute leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, and any deeds, mortgages, bonds or other instruments which may be lawfully executed on behalf of the Corporation, except where required by law to be otherwise signed or executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. He shall have such other powers and duties as from time to time may be assigned to him by the Board of Directors.

     5. President. The President shall be the chief operating officer of the Corporation. Subject to the direction of the Chairman, he shall supervise the day-to-day operation of the Corporation, shall act in a general executive capacity and shall assist the Chairman in the administration and operation of the Corporation's business and general supervision of its policies and affairs. Unless the Board of Directors otherwise determines, the President shall have the authority to sign certificates for shares of capital stock of the Corporation and may agree upon and execute leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation, and any deeds, mortgages, bonds or other instruments which may be lawfully executed on behalf of the Corporation, except where required by law to be otherwise signed or executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. Unless the Board of Directors otherwise determines, the President shall, in the absence of or because of the inability to act of the Chairman, perform all duties of the Chairman and preside at all meetings of shareholders and (should he be a director) of the Board of Directors. He shall have such other powers and duties as from time to time may be assigned to him by the Board of Directors or the Chairman.

     6. Executive Vice Presidents. The Executive Vice Presidents, in the order of their appointment unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors or the Chairman shall prescribe.

     7. Vice Presidents. The Vice Presidents shall perform such duties and have such powers as the Board of Directors or the Chairman or President shall prescribe.

     8. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation or at the offices of any transfer agent designated by the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, attest the signature or certify the incumbency or signature of any other officer of the Corporation and shall perform all duties incident to the office of Secretary and such other duties as may be assigned from time to time by the Board of Directors or the Chairman.

     9. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Chairman. The Treasurer shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The Treasurer shall, in general, perform all duties incident to such office and such other duties as may be assigned from time to time by the Board of Directors or the Chairman.

      10. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, perform the respective duties and exercise the respective powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Board of Directors or Chairman, or by the Secretary or the Treasurer, respectively.

     11. Bonds. The Board of Directors, by resolution, may require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

      12. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                                  ARTICLE VI
                        CONTRACTS, LOANS AND DEPOSITS

     1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

     2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depository or depositories as the Board of Directors shall direct.


                                 ARTICLE VII
                  CERTIFICATES FOR SHARES AND OTHER TRANSFER

      1. Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President or a person who has been designated as the chief executive officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

     2. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

      3. Closing Transfer Books and Fixing Record Date.

     (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for he purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) full days immediately preceding the date of such meeting.

      (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) full days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

      (c) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

      (d) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3, such determination shall apply to any adjournment thereof regardless of its length except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     4. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.


                                 ARTICLE VIII
                      INDEMNIFICATION AND REIMBURSEMENT
                          OF DIRECTORS AND OFFICERS

     1. Expenses and Liabilities: The Corporation shall have the power to indemnify any present or former director, officer, employee or agent of the Corporation, or any person who has served or is serving in such capacity at the request of the Corporation in any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, with respect to any liability or litigation expenses, including reasonable attorneys' fees, incurred by any such person to the extent and upon the terms and conditions provided by law. Therefore, to the extent and upon the terms and conditions provided by law, the Corporation shall so indemnify any and all of its officers and directors against liability and litigation expenses, including reasonable attorneys' fees, arising out of their status as such or their activities in any of the foregoing capacities (excluding, however, liability or litigation expenses which any of the foregoing may incur on account of his or her activities which were, at the time taken, known or believed by him or her to be clearly in conflict with the best interest of the Corporation). Such officers and directors shall be entitled to recover from the Corporation, and the Corporation shall pay, all reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted herein. Any person who at any time after the adoption of this bylaw serves or has served in either of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon and as consideration for the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this bylaw.

      The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any such director, officer, employee or agent may otherwise be entitled under any bylaw, agreement, vote of the Board of Directors or shareholders or otherwise with respect to any liability or litigation expenses arising out of his activities in such capacity.

     2. Advance Payment of Expenses. Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such expenses. Notwithstanding the above, the Corporation shall, upon receipt of an undertaking by or on behalf of the director or officer involved to repay the expenses described in the first paragraph of this Article VIII unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such expenses, pay such expenses incurred by such director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

     3. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation or other such enterprise would have the power to indemnify him against such liability.


                                  ARTICLE IX
                              GENERAL PROVISIONS

     1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

     2. Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed "1987", and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

     3. Waiver of Notice. Whenever any notice is required to be given to any shareholder or Director under the provisions of the North Carolina Business
Corporation Act or under the provisions of the charter or Bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

     5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     6. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors or by affirmative vote of shareholders entitled to exercise a majority of voting power of the Corporation.

      The Board of Directors shall have no power to adopt a Bylaw:

      (1) Changing the statutory requirement for a quorum of Directors or action by Directors or changing the statutory requirement for a quorum of shareholders or action by shareholders;

      (2) Providing for the management of the Corporation otherwise than by the Board of Directors or the committees thereof;

      (3)   Increasing or decreasing the number of Directors; or

      (4) Classifying and staggering the election of Directors.

      No Bylaw adopted or amended by the shareholders may be altered or repealed by the Board of Directors.